MERIT MEDICAL SYSTEMS, INC.
                  HIGHLY COMPENSATED DEFERRED COMPENSATION PLAN

        THIS MERIT MEDICAL SYSTEMS, INC. HIGHLY COMPENSATED DEFERRED COMPENSATION PLAN (the "Plan") is established effective as of January 1, 2001, by Merit Medical Systems, Inc., (the "Company") a Utah corporation with its principal office in Salt Lake City, Utah.

                                    RECITALS
                                    --------

        1. The Company desires to establish and maintain a nonqualified, unfunded plan for the purpose of providing deferred compensation to Executives who are members of a select group of management or highly compensated employees of the Company. It is the intent of the Company that the Plan be deemed a "top hat" plan under ERISA and the Plan should be construed consistent with this purpose.

        2. Each Executive who executes a Deferral Agreement adopts the Plan becomes a party hereto, and agrees to deferral of his or her Compensation as more particularly described hereafter.

        NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants, promises and conditions herein contained, the Company and each Executive who executes a Deferral Agreement agree:

        1. Definitions. For purposes of the Plan the following definitions shall apply:

               a. Beneficiary shall mean individual(s), trust(s) or other entity(ies) designated by the Executive in writing to the Company. The Executive may designate primary, contingent or multiple Beneficiaries and may revoke any prior designation. Upon the death of the Executive, the most recent designation shall control. If no Beneficiary is designated, or if no designated Beneficiary survives the Executive, the payments payable to the Executive under the Plan shall be payable to the Executive's surviving spouse, and if no surviving spouse, to the Executive"s estate. A named Beneficiary (or spouse, if no other named Beneficiary) must survive the Executive by a minimum of thirty (30) days in order to be treated as a Beneficiary or surviving spouse under this provision.

               b. Code shall mean the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

               c. Compensation shall mean all amounts paid to the Executive by the Company for services rendered that are included in the Executive's gross income. Compensation shall be taken into account at its present value.

               d. Deferral Agreement shall mean the document executed by the Executive and the Company in the form attached hereto as Exhibit "A."

               e. Deferred Amount shall mean the amount that is to be deferred from the Executive's Compensation as designated in the Deferral Agreement.

               f. Deferred Compensation Account shall mean a liability account on the books of the Company, maintained for bookkeeping purposes only, which shall reflect the total of all Deferred Amounts, together with Income attributed to the Account in accordance with the Investment Model selected from time to time by the Executive. The right of the Executive to receive from the Company any amount in the Deferred Compensation Account shall be determined strictly in accordance with the terms of the Plan.

               g. Executive shall mean an Employee of the Company who is selected by the Company to participate in the Plan and who has Compensation for the Look Back Year at least equal to $85,000, but less than that required for the Company"s Select Highly Compensated Deferred Compensation Plan. Look-back Year" means the Plan Year immediately preceding the Plan Year for which the determination is being made. Further, the Company and the Executive acknowledge that the Executive is a member of a select group of management or a highly compensated employees. The minimum dollar Compensation amount set forth in this paragraph shall be adjusted at the same time and in the same amount as the dollar amount under Internal Revenue Code "414(q).

               h. Income shall mean with respect to a Deferred Compensation Account all increases or decreases that result in applying the Investment Model selected by the Executive to a Deferred Compensation Account.

               i. Investment Model shall mean the performance model(s) established by the Company that may be selected by the Executive to determine the amount of Income attributed to the Executive's Deferred Compensation Account in accordance with Section 6 of the Plan.

               j. Plan Year shall mean the twelve consecutive month period commencing each January 1 and ending each December 31 thereafter.

        2. Term of Plan. The Plan is effective as of the date established by the Company. With respect to a the Executive, it shall be effective as of the date the Executive's Deferral Agreement is effective and shall remain in effect until the entire amount in the Deferred Compensation Account has been distributed to the Executive or his or her designated Beneficiary.

        3. Effect on Employment of Executive. The Plan does not supersede or revoke any written employment contract which may exist between the Company and the Executive. In the event of a conflict between the terms of the Plan and any employment contract, the terms of the employment contract shall control. Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Company in any capacity.

        4. Deferred Compensation. The Company shall pay to the Executive or his/her Beneficiary deferred compensation in the amount of his/her Deferred Compensation Account established by the Company according to the terms of the Plan and the Deferral Agreement.

        5. Deferred Amount. Upon execution and delivery of a Deferral Agreement the Company shall withhold from the Executive's Compensation the Deferred Amount set forth in the Deferral Agreement. The right of the Executive to receive the Deferred Amount shall be governed by the terms of the Deferral Agreement and the Plan. The Deferral Agreement must be properly completed, signed and delivered to the Company prior to the first day of the Plan Year for which Compensation is to be earned. The Deferral Agreement shall remain in effect for the Plan Year and for all subsequent Plan years until amended or revoked by the Executive as provided in this Section. The Agreement shall define the amount of Compensation that shall be deferred for the Plan Year, and for all subsequent Plan Years. The Deferral Agreement shall be applicable only to Compensation earned after the date on which the Deferral Agreement is effective. The Executive may modify (increase, decrease or revoke) the Deferred Amount effective as of the first practical payroll that begins at least two weeks after the execution of a new Deferral Agreement. Requests for reinstatement of the Deferred Amount will be effective on the first payroll after the first of the month. Modification shall be accomplished by the Executive executing a new Deferral Agreement in accordance with rules adopted by the Company. Any modification of the Deferred Amount shall have prospective effect only and shall not apply to any bonus and/or comissions not yet paid, but already earned and irrevocably owed by the Company to the Executive. The Company shall have no obligation to accept any modification of the Deferred Amount unless the Executive complies with the requirements of the Plan and the rules adopted by Company to carry out this provision. If the Executive fails to modify or terminate deferrals in accordance with the Plan or the Company rules, then deferrals will continue at the existing rate.

        6. Investment Model. The Company, at its sole discretion, shall identify one or more investment options which may be made available for selection by the Executive. The investment options selected by the Executive shall constitute the Investment Model for that Executive under this Plan. Investment options may include all investments and funds available in the marketplace for self-directed accounts in retirement plans, and in the Company"s sole discretion may include securities of the Company. At any time and from time to time the Company shall have the right, in its sole discretion, to change, modify or discontinue the availability of any investment option it has selected for possible inclusion in the Executive"s Investment Model. Pursuant to rules adopted by the Company, the Executive shall be entitled to select and change the investment options in his or her Investment Model. At all times the Executive"s Investment Model shall be basis by which Income attributable to his/her Deferred Compensation Account is measured. The Executive shall be provided from time to time with the investment "results" of his or her selected Investment Model. The Company's liability to the Executive for amounts in the Deferred Compensation Account includes Income attributed to the Investment Models selected by the Executive.

        7. The Deferred Compensation Account. The balance of the Deferred Compensation Account, including all Deferred Amounts and all Income attributed to the Deferred Compensation Account, shall be subject to the following conditions:

               a. Unsecured liability. A Deferred Compensation Account shall represent an unsecured liability of the Company.

               b. Prohibition against set aside. The Company shall not permit or cause any amount equal to the balance of a Deferred Compensation Account to be set aside or placed in a trust account or escrow account for the benefit of the Executive. Title to and beneficial ownership of any assets and income attributable thereto that the Company may, for its own purposes, earmark to pay the balance of a Deferred Compensation Account, shall at all times remain in the name of the Company and shall be subject to the claims of the general creditors of the Company. However, the Company may, at its option, and in its sole discretion establish a Trust for the purpose of holding assets set aside to satisfy its liabilities pursuant to a Deferred Compensation Account. If the Company establishes a Trust, the Company may also determine the amounts it deems necessary or appropriate to fund the Company"s obligation to pay the Deferred Compensation Account and forward such amounts to be held in Trust by a trustee selected by the Company. All amounts in the Trust shall be earmarked to pay benefits under the terms of the Plan. The Company will direct the trustee to make periodic distributions from the Trust at such times and in such amounts as the Company deems appropriate.

               If a Trust is established, Trust assets cannot be diverted to, or used for, any purpose except payments to Participants and Beneficiaries under the terms of the Plan or, if the Company is insolvent (as defined in the Trust), to pay the Company's creditors. Participants and Beneficiaries will have no right against the Company with respect to the payment of any portion of the Participant's Deferred Compensation Account, except as a general unsecured creditor of the Company.

               c. Property interest of Executive. Neither the Executive nor his or her Beneficiaries shall have or acquire any property interest whatsoever in any specific assets or income of the Company pursuant to the Plan, except to the extent necessary to enforce payment of a Deferred Compensation Account pursuant to Section 9 of the Plan.

               d. Prohibition against use as collateral or assignment. The Executive shall have no right, power or privilege to use any portion of a Deferred Compensation Account as security or collateral for a loan from the Company or any other person, nor may the Executive assign or pledge the right to receive any future payments from a Deferred Compensation Account. Moreover, the Executive shall have no right to transfer, modify, anticipate, or encumber any benefits or rights hereunder, and neither the Deferred Compensation Account nor any payment that may be due and owing the Executive hereunder shall be subject to execution, attachment or other court process or shall be transferable by operation of law in the event the Executive becomes insolvent or bankrupt or for any other reason.

               e. Status of Deferred Compensation Account. The Deferred Compensation Account and Income shall remain the sole, exclusive property of the Company (until payable to the Executive) under the terms and conditions of the Plan without any restriction or limitation on its use by the Company, subject only to the claims of the Company's general creditors and to restrictions contained in any Trust Agreement that the Company may establish.

        8. Company Match. The Company may, at its sole option and discretion, announce a prospective match for amounts deferred by an Executive. The match may based on any formula the Company in its sole discretion chooses. The match will be deemed contributed to the Executive"s Deferred Compensation Account and treated as additional Income to the Deferred Compensation Account. The match and any Income attributable thereto under the Executive"s Investment Model shall be deemed "Match Funds." Any Match Funds shall be subject to the other provisions of the Plan including the non-competition provisions of Section 15.

        9. Events Triggering Payment of Deferred Compensation. The Executive shall not receive, nor be entitled to receive, any payment from his or her Deferred Compensation Account as long as the Executive remains employed by the

Company or a subsidiary of the Company, unless specifically provided in this Section. The Executive shall be deemed to be employed so long as the Executive continues to provide personal services to the Company or a subsidiary under a current employment arrangement and no separation from service with the Company (whether due to the voluntary or involuntary resignation or discharge of the Executive from his/her position with the Company or his/her death, retirement, failure to return to active work at the end of an authorized leave of absence or the authorized extension(s) thereof, or the happening of any other event or circumstance which, under the then current policy of the Company results in the cessation of the employer-employee relationship) has occurred. Termination from employment shall not be deemed to occur merely because of a transfer between the Company and any subsidiary thereof.

               a. Distribution Following Termination of Employment. The Executive or his or her Beneficiary shall be entitled to payment of his or her Deferred Compensation Account in the manner selected by the Executive upon termination of employment with the Company, including a termination which occurs because of:

                      1. the Executive's disability (as defined hereafter) or death; or

                      2. retirement of the Executive after having attained age 65.

               b. Distribution Prior to Termination of Employment. The Executive shall be entitled to payment of his or her Deferred Compensation Account in the manner selected by the Executive prior to termination of employment with the Company upon the occurrence of any of the following:

                      1. attainment of an "elected age," which is the age selected by the Executive in his or her most recent Deferral Agreement to begin receiving the amounts in the Deferred Compensation Account. The "elected age" must have been selected by the Executive at the time he/she executed the

Deferral Agreement, which must be at least twelve (12) months prior to the time he/she would be otherwise entitled to any payment under this Section. The election must be pursuant to rules adopted by the Company.

                      2. occurrence of a "hardship," as defined in this Section. All deferrals by the Executive for the twelve (12) month period following a hardship distribution shall cease in the event the Company approves a request of the Executive for a hardship distribution.

                      3. an early distribution election made by the Executive and approved by the Company. An Executive shall be entitled to receive an early distribution from from his/her Deferred Compensation Account at any time (an "Unscheduled Distribution"), subject to all of the following rules and limitations:

                             A.        An Executive may receive no more than one
                      (1) Unscheduled Distribution in any calendar year.

                             B. The Unscheduled Distribution amount shall not include any amounts deferred by the Executive during the same calendar year in which the Unscheduled Distribution occurs.

                             C. The Unscheduled Distribution amount shall equal ninety percent (90%) of the amount requested by the Executive. The remaining ten percent (10%) of the amount requested shall be permanently forfeited from the Executive"s Deferred Compensation Account at the time the Unscheduled Distribution is made and shall no longer be available for distribution to the Executive from the Plan.

                             D. The  Executive  shall not be  permitted  to make
                      further deferrals to the Plan prior to the expiration of twelve (12) months from the date of the Unscheduled Distribution. Following the twelve month period the Executive shall be treated as newly eligible under the Plan and may execute a new Deferral Agreement.

               c. Disability. The Executive shall be deemed to have become disabled for purposes of Section 9.a.1. above if the Company shall find on the basis of medical evidence satisfactory to the Company that the Executive is physically or mentally impaired; that as a result of such impairment the Executive is unable to discharge his/her assigned duties with the Company; and that such impairment is expected to result in death or to continue for a lengthy and indefinite period. The Company, in its sole discretion, shall make the determination of disability. Notwithstanding the foregoing, a Executive who is eligible to receive Social Security disability payments shall be deemed to be disabled without further proof.

               d. Hardship. The Executive shall incur a hardship if the Executive suffers an unforeseeable and unanticipated emergency which is caused by an event beyond the control of the Executive and which would result in severe financial hardship to the Executive if a distribution or revocation of a deferral election were not permitted. Hardship conditions will be evaluated in accordance with the terms of Treasury Regulations "1.457-2(h)(4). The Company will have sole discretion to determine whether a Hardship condition exists and the Company"s determination will be final.

               An Executive must submit a written request for a hardship distribution to the Company on the form and in the manner prescribed by the Company. The hardship request must: (i) describe and certify the hardship condition and the severe financial need; and (ii) state the amount the Executive proposes to withdraw from his/her Deferred Compensation Account to meet the severe financial need. The Company will have the sole discretion to determine whether a hardship exists and to determine the appropriate action, if any, provided however, in no event will the Company approve a hardship distribution in excess of the amount necessary to satisfy the immediate hardship need.

               e. Payment upon death of the executive. If the Executive should die prior to the time that payment of a Deferred Compensation Account to the Executive has commenced, then the Company shall pay the amount in the Deferred Compensation Account in the manner previously selected by the Executive to the

Executive's Beneficiary. If the Executive should die after payment from the Deferred Compensation Account has commenced, payments will continue in the manner previously selected by the Executive. If the Executive's named Beneficiary is deceased, then the balance of the Deferred Compensation Account shall be paid as provided in Section 1.a.

        10. Method of Payment of Deferred Compensation Account. At the time the Executive executes his/her Deferral Agreement, the Executive shall elect the method of payment of the Executive's Deferred Compensation Account. The Executive may select a different method of payment which is permitted under this Plan by executing a new Deferred Compensation Agreement, or by executing any other form provided by the Company for this purpose. The new method of distribution shall not be valid or binding on the Plan unless it has been selected by the Executive at least twelve (12) months prior to the time he/she would be otherwise entitled to any payment under the Plan.

               a. Method of Payment. The Executive may choose (1) a lump sum payment; (2) equal monthly payments for 60 months; (3) a combination of lump sum and a 60 or 120 equal monthly payments, or (4) equal monthly payments for 120 months.

               b. Default Election. The Executive shall elect and deliver to the Company his/her election of method of payment consistent with this Plan and in accordance with procedures adopted by Company. An election will not be effective until received by the Company. In the event the Executive fails to make an election or no valid election exists at the time payment is to commence, his/her Deferred Compensation Account will be paid in equal monthly payments for 60 months.

               c. Income. In the event the Executive selects a method of payment other than lump sum, the amounts remaining in his/her Deferred Compensation Account shall be adjusted for Income attributed to the Investment Model selected by the Executive. In the event of the Executive's death or inability to select an Investment Model during the period in which payments are being made, the last Investment Model selected by the Executive shall control.

        11. Payments to Other Persons. The Company shall only be required to pay amounts due under the Plan to the Executive, Beneficiary or other legal representative of the foregoing (custodian, personal representative, guardian, trustee etc.)

        12. Other Benefits Determined by Compensation. Deferred Amounts credited to the Deferred Compensation Account under the Plan shall not be deemed to be part of the Executive's regular annual compensation for the purpose of computing benefits to which he or she may be entitled under any qualified pension, profit sharing or 401(k) plan, or other arrangement of the Company for the benefit of its employees.

        13. References to the Company. The Company shall have full power and authority to interpret, construe and administer the Plan and the Deferral Agreement. The Company's interpretations and construction of these agreements and actions under these agreements shall be binding and conclusive on all persons for all purposes. No employee, representative or agent of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of the Plan or the Deferral Agreement unless attributable to his or her own willful misconduct or lack of good faith.

        14.    Claims Procedure.

               a. Initial Claim. Should the Executive or any Beneficiary fail to receive any amount to which the Executive or Beneficiary ("claimant") believes he/she is entitled, a claim may be filed. A claim for benefits shall be filed by the claimant by written communication that is made by the claimant or the claimant's authorized representative that is reasonably calculated to bring the claim to the attention of the Company.

        If a claim is wholly or partially denied, a written notice of the decision shall be furnished to the claimant by the Company or its designee no more than ninety (90) days after receipt of the claim, which notice shall include the following information:

                      1.     The specific reason or reasons for the denial;

                      2. Specific reference to the pertinent provisions of the Plan upon which the denial is based;

                      3. A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                      4. An explanation of the claim review procedures as outlined in the Plan.

               b. Claim Appeal. In order that a claimant may appeal a denial of a claim, a claimant or his duly authorized representative:

                      1. may request a review by written application submitted to the Company or its designee not later than 60 days after receipt by the claimant of written notification of denial of a claim;

                      2.     may review pertinent documents; and

                      3.     may submit issues and comments in writing.

        A decision on review of a denied claim shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

        15. Non-Competition. In order to be eligible for payment of any amounts from an Executive"s Deferred Compensation Account of Match Funds, a Terminated Executive must not compete or engage in competition with the Company. "Terminated Executive" means an Executive who has terminated his/her employment with the Company for any reason. If a Terminated Executive complies with this Section, a terminated Executive shall be deemed to have complied with non-competition requirements of the Plan.

               a. A Terminated Executive shall not and will use his/her best efforts to ensure that agents or others under his/her control do not, disclose the Company's proprietary and confidential information to any person or entity, unless the information has been made public or has been made generally available otherwise than by such Terminated Executive"s breach of his duties under the Plan or such proprietary or confidential information is otherwise no longer confidential or proprietary. Confidential or proprietary information shall mean confidential aspects of the Company"s relationship with its customers; Company files, records, reports, information systems and other information that it deems to be proprietary and confidential including, but not limited to, information concerning finance, manufacturing, business strategy and plans, marketing, profit margins, pricing, management information systems and computer programs, and trade secrets.

               b. The Terminated Executive shall not seek to hire or directly or indirectly solicit any employee to terminate such employee's employment with the Company or assist any other person or entity in attempting to hire or hiring any employee of the Company; or

               c. The  Terminated  Executive  shall not interfere with or impede
Company's   relationships   with  customers,   suppliers  or  vendors,   lending
institutions, lessors and governmental entities; or

               d. For a period of two years from the date of his/her termination, the Terminated Executive shall not enter into or join a competing business, or endeavor as an employee individual, partner, joint venturer, independent contractor, officer or director that would directly or indirectly compete with the Company within 150 miles of the Company offices in Utah, or in any other state or country in which the Company has an office.

               e. In the event of litigation of any breach of this Section 15 by a Terminated Executive, the two year time period shall be tolled, except that if following termination, the Terminated Executive does not engage in the activities proscribed in this Section 15, no tolling shall occur.

               f. In the event of breach of the non competition provisions of this Section 15, then the Terminated Executive shall forfeit all right title and interest to any Match Funds that he/she may have.

        16. Disclaimer. The Company intends that the Plan, together with the Deferral Agreement, shall establish a plan deferred of compensation. However, the Company makes no representation or warranty of any nature or kind whatever relative to the binding nature of the Plan (except as regards the Company's obligations specified hereunder) with respect to any law, statute, rule, regulation, decree or like determination and, specifically, without limitation, the Company disclaims any warranty or representation regarding the validity of the Plan or the purpose intended hereunder with regard to any section of any tax code, law, regulation, ruling, statute or decree of any taxing entity of the United States Government or of any of its individual states (including the District of Columbia) or subdivisions thereof.

        17. Binding Agreement. The Plan shall be a binding agreement upon and inure to the benefit of the Company, its successors and assigns and, upon adoption by the Executive through execution of a Deferral Agreement, the Plan shall be a binding agreement upon the Executive and his/her Beneficiaries, heirs, executors, administrators and legal representatives.

        18. Applicable Law. The Plan shall be construed in accordance with and governed by applicable federal laws and the laws of Utah.

        IN WITNESS WHEREOF, the Company has executed the Plan effective as of the date written above.

                                    "COMPANY"

                                      Merit Medical Systems, Inc.


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